Exhibit 10.25

                              EMPLOYMENT AGREEMENT

         This AGREEMENT made effective November 18, 1996 between DIANON SYSTEMS, INC., a Connecticut corporation, and any successor thereto, hereinafter referred to as the "Company," and STEVEN CLAYTON, residing in Naperville, Illinois.

                                   WITNESSETH:

         WHEREAS, the Company wishes to employ STEVEN CLAYTON as Vice President Information Services of the Company and STEVEN CLAYTON wishes to accept such employment, in each case on the terms and subject to the conditions set forth below; and

         WHEREAS, the services that STEVEN CLAYTON should render hereunder to the Company are unique and valuable; and

         WHEREAS, the parties desire to reduce the terms and conditions of STEVEN CLAYTON's employment to writing;

         NOW, THEREFORE, in consideration of the terms and conditions and the mutual covenants contained in this Agreement, the Company and STEVEN CLAYTON hereby agree as follows:

         1.       Employment

         The Company hereby employs STEVEN CLAYTON and STEVEN CLAYTON hereby accepts such employment upon the terms and conditions hereinafter set forth. The parties acknowledge that STEVEN CLAYTON's employment with the Company is at will and terminable by either party at any time for any reason.

         2.       Duties and Responsibilities

         STEVEN CLAYTON shall perform with continuous diligence those activities assigned to STEVEN CLAYTON by the Company's Senior Vice President Finance and Chief Financial Officer, President and Chief Operating Officer, Chief Executive Officer and/or Board of Directors from time to time, initially including responsibility for Information Services; keeping full and complete records of all business and/or research activities in which STEVEN CLAYTON engages and surrendering all such records and materials on request; improving strategies for achieving the Company's goals; motivating co-worker performance; keeping abreast of all new developments in STEVEN CLAYTON's area of expertise; participating actively in research and business meetings; and abiding by all Company policies.

         3.       Salary and Incentive Compensation

         The Company shall compensate STEVEN CLAYTON for his services during the term of this Agreement on a salaried basis paid in installments at a rate determined by the Company from time to time, provided that the initial base salary shall be at an annualized rate of $120,000. STEVEN CLAYTON shall also participate, according to its terms, in any management incentive compensation program maintained by the Company for salaried Grade 17 management employees of the Company during the term of this Agreement.

         4.       Relocation, Travel Expenses and Temporary Housing

         The Company shall provide STEVEN CLAYTON relocation expenses in accordance with the terms of its established relocation policy for his relocation from Illinois to Connecticut in connection with the commencement of his employment with the Company. The Company shall pay STEVEN CLAYTON reasonable costs associated with temporary housing, including car rental, for up to three months in connection with such relocation. The Company shall also pay air fare for up to twelve round-trips between Connecticut and Chicago in connection with such relocation.

         5.       Signing Bonus

         The Company shall pay STEVEN CLAYTON a signing bonus of $14,000 less applicable tax deductions within a reasonable time after he commences his employment with the Company.

         6.       Fringe Benefits

         During the term of this Agreement, the Company shall provide STEVEN CLAYTON benefits and emoluments as authorized for all other salaried Grade 17 management employees of the Company as they may be modified from time to time by the Company during the term of this Agreement, including at the time of execution of this Agreement, health and medical insurance, life insurance, sick leave, vacation, holidays, retirement plan participation and stock purchase plan participation..

         7.       Stock Options

         On the first day of STEVEN CLAYTON's active employment under this Agreement, the Company shall award him options to purchase 15,000 shares of common stock of the Company at the fair market value on said date, subject to the terms, conditions, vesting schedules and expiration dates described in the incentive stock option award document attached to this Agreement as Exhibit A.

         8.       Company Property

         At the time his employment with the Company terminates, or at any earlier point in time when a request is made by the Company for same, STEVEN
CLAYTON will turn over to the Company all notes, reports, memoranda, books, records, chemicals, devices and documents, whether in written, typewritten, computerized or any other form, which are in STEVEN CLAYTON's possession or under his control, whether prepared by him or others, related to the Company or relating to the business of the Company.

         9.       Proprietary Information

         STEVEN CLAYTON hereby agrees to all the terms and conditions of the Company's Employee Proprietary Information Agreement attached hereto as Exhibit B and incorporated herein and has executed a copy thereof concurrently with this Agreement.

         10.      Non Competition

         STEVEN CLAYTON agrees that, to the fullest extent permitted by law, for the period of one (1) year after his termination date STEVEN CLAYTON (a) will not solicit business on behalf of any entity in the clinical chemistry business, which is performing or marketing anatomical pathology services ("Competing Entity"), (b) will not solicit business from customers of the Company, (c) will not solicit the employment or services of any of the employees of the Company and (d) will not, directly or indirectly, participate in the ownership, management, operation or control of any Competing Entity in the continental United States other than California, Washington and Oregon, provided that nothing in this Paragraph shall prevent investment ownership of less than 5% of the shares of any publicly traded Competing Entity.

         11.      Remedy for Breach

         STEVEN CLAYTON acknowledges:

                  (a) that he may be a director and officer of the Company and as such he would be conversant with, and have access to, the business affairs, records, trade secrets, customers and customer lists, suppliers, supplier lists, patents, technical know-how, chemicals, devices, sales or distribution agents and representatives, sales or distribution agents and representatives' lists, and other confidential and proprietary information of the Company;

                  (b) that his compliance with the covenants and agreements in this Agreement is necessary to protect the goodwill and other proprietary interest of the Company; and

                  (c) that a breach of his covenants and agreements in this Agreement will result in continuing and irreparable damage to the Company for which there will be no adequate remedy at law.

         Both the parties recognize that the services to be rendered under this Agreement by STEVEN CLAYTON are special and unique and of an extraordinary character, and that in the event there is a breach by STEVEN CLAYTON of the terms and conditions of this Agreement to be performed by him, then the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction either in law or in equity, to obtain damages for any breach of this Agreement, or to enforce the specific performance thereof by STEVEN CLAYTON, or to enjoin STEVEN CLAYTON from performing services for any Competing Entity.

         12.      STEVEN CLAYTON'S Representation

         STEVEN CLAYTON warrants and represents that neither the execution and delivery nor the performance of this Agreement by him will in any way violate, or conflict with, any other agreement by which he may be bound or any duty or obligation to which he may be subject and that he will take all steps necessary to comply with the representation.

         13.      Assignments

         The rights and obligations of STEVEN CLAYTON under this Agreement shall be assignable to and binding upon the successors and assigns of the Company including any corporation organized by the Company to carry on the business of the Company.

         14.      Entire Agreement

         This instrument contains the entire Agreement of the parties. It may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement supersedes any verbal, written or other agreement(s) or understanding(s) existing between STEVEN CLAYTON and the Company relating to his employment or the other matters covered herein.

         15.      Severability

         If any provision of this Agreement shall be held invalid, such invalidity shall not affect any other provisions of this Agreement not held so invalid, and only such provisions shall to the full extent consistent with the law remain in full force and effect.

         16.      Applicable Law

         This Agreement shall be governed by the laws of the State of Connecticut.

         IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement.


                                    DIANON   SYSTEMS INC.



12/8/96                             BY: /s/David R. Schreiber
-------------------                     --------------------------------
Date                                    David R. Schreiber
                                        Chief Financial Officer and
                                        Senior Vice President, Finance




12/11/96                            BY: /s/Steven Clayton
-------------------                     --------------------------------
Date                                    Steven Clayton

                                                                       Exhibit A

                              DIANON SYSTEMS, INC.
                              200 Watson Boulevard
                          Stratford, Connecticut 06497

                                                        SO Grant No.

                               STOCK OPTION GRANT


Optionee:                     Steve Clayton    Date of Grant:  November 18, 1996

Termination Date:         November 17, 2006    Total No. of Shares:       15,000

Exercise Price Per Share             $7.875


We are pleased to inform you that the Compensation Committee of the Board of Directors of DIANON Systems, Inc. (the "Company"), has today granted you an option pursuant to the Company's 1991 Stock Incentive Plan (the "Plan") to purchase an aggregate number of shares shown above of the Common Stock of the Company on the following terms and conditions:

         1. The purchase price per share of the shares of Common Stock subject to this option is $6.625 per share.

         2. This option shall expire at the close of business on November 17, 2006. Subject to acceleration in the event of a Change of Control (as defined in the Plan), you must remain in the employ of the Company or a Related Company (as defined in the Plan) for two years from the date hereof before you can exercise any part of this option. Thereafter this option will become exercisable in installments as follows:

          Percentage of Shares              Date of Earliest Exercise(Vesting)
          --------------------              ----------------------------------

                  40%                                       11/18/98
                  20%                                       11/18/99
                  20%                                       11/18/00
                  20%                                       11/18/01

         In the event of a Change of Control this option shall become fully exercisable and vested.

         3. This option is intended to qualify as an "Incentive Stock Option" within the provisions of Section 422 of the Internal Revenue Code.

         4. The option price shall be payable by you at the time this option is exercised, (i) in cash or (ii) by delivering shares of Common Stock of the Company which you have owned for at least six months prior to such exercise, or a combination of cash and such shares, having an aggregate value equal to the aggregate option price of the shares as to which this option is exercised (basing the value of any such shares of Common Stock on the fair market value of the Common Stock on the date of exercise). No shares of Common Stock shall be issued pursuant to exercise of this option until full payment therefor has been made.

         5. This option may be exercised only by you and may not be transferred except by will or the laws of descent and distribution. In the event of your death, your legal representatives may exercise this option as to the shares of Common Stock which were immediately purchasable by you at the date of death, within ninety (90) days following the date of death (but in no event later than November 17, 2006).

         6. If your employment with the Company terminates after reaching your normal retirement date under the Company's retirement plan or for any reason beyond your control other than your death, your option privileges shall be limited to the shares of Common Stock which were immediately purchasable by you at the date of such termination and such option privileges shall expire unless exercised within ninety (90 days) days after the date of such termination and prior to the close of business on November 17, 2006. If your employment is terminated for reasons within your control, including without limitation, cause and voluntary resignation, all rights under this option shall expire on the date of such termination.

         7. Your option is granted in tandem with a Limited Stock Appreciation Right ("LSAR") which may be exercised only within the 60-day period following a Change of Control (as defined in the Plan). This means that with respect to each share under option, you may exercise either the option or the Limited Stock
Appreciation Right, but not both. Upon exercise of the Limited Stock Appreciation Right, you shall receive, for each share with respect to which the Limited Stock Appreciation Right is exercised, an amount equal in value to (I) the fair market value of a share of Common Stock on the date of exercise over
(ii) the exercise price of the related option. The Limited Stock Appreciation Right shall be payable solely in cash. Such amount shall be paid within 30 days of the exercise of the Limited Stock Appreciation Right.

         8. The Company has the right to delay the exercise of your option if listing registration or qualification of the Common Stock is required under any federal or state securities law or stock exchange or similar rule and has not been obtained.

         9. Nothing herein shall restrict the right of the Company or any Related Company to terminate your employment at any time, with or without cause, or to withhold required amounts upon the exercise of your option or LSAR. The Company shall have the right to require you to pay, or make other arrangements satisfactory to the Committee to satisfy, all tax withholding obligations in connection with the exercise of your option or LSAR.

         10. This option is subject to all of the other terms, provisions and conditions of the Plan, a copy of which has been furnished to you and other copies of which may be obtained by you from the Company.

                                              Very truly yours,

                                              DIANON Systems, Inc.



                                              By:   /s/Kevin C. Johnson
                                                  -------------------------
                                                    Kevin C. Johnson
                                                    President



Date:        12/11/96
     -------------------------

     /s/Steven Clayton
------------------------------
(Signature)

     1439 Keats Ave.
------------------------------
(Address)

      Naperville, IL  60564
------------------------------

                                                                       Exhibit B

                                    AGREEMENT

         THIS AGREEMENT, made this 12/11/96 by and between DIANON SYSTEMS, INC., its affiliates, subsidiaries, successors and assigns (collectively called hereinafter "DIANON") and Steven Clayton, an individual residing at 1439 Keats Avenue, Naperville, Illinois 60564 (hereinafter called "Employee").

         In consideration of the commencement of Employee's employment with DIANON, the payment of compensation and benefits for such employment, and access to sensitive information, Employee and DIANON acknowledge, represent and agree to the terms and conditions set forth in this Agreement.

         1. Employee's employment with DIANON creates a relationship of trust and confidence between the parties. Employee agrees that, during and after his/her employment with DIANON, Employee will not use or disclose, or allow anyone else to use or disclose, any confidential information relating to the products, sales and/or business affairs of DIANON or of any customer or supplier of DIANON, or any information created, discovered, or developed by or for DIANON, or acquired by DIANON, that has commercial value in DIANON's present or future business ("Confidential Information"), except as may be necessary in the performance of Employee's employment with DIANON or as may be authorized in advance by appropriate officials of DIANON. By way of illustration, but not limitation, Confidential Information includes processes, formulas, data, know-how, inventions, improvements, techniques, marketing plans, product plan, strategies, forecasts, customer lists and any other information Employee has reason to know DIANON would like to treat as confidential for any purpose. Employee agrees to keep Confidential Information secret whether or not any document containing such information is marked confidential.

         2. All rights, title and interest in all records, documents, or files concerning the business of DIANON, including, but not limited to biomaterials, processes, letters, trade secrets, laboratory notebooks or other written or electronically recorded material, whether or not produced by the Employee, shall be and remain the property of DIANON. Upon termination of employment, the Employee shall not have the right to remove any such records from the offices of DIANON. In addition, Employee agrees to promptly return to DIANON all things of whatsoever nature that belong to DIANON, and all records (in whatsoever form, format or medium) contained or related to Confidential Information of DIANON.

         3. Employee agrees to assign, and does hereby assign to DIANON, all of his/her right, title and interest in and to all inventions, improvements, discoveries or technical developments, whether or not patentable, which he/she solely or jointly with others, may conceive or reduce to practice during the term of his/her employment (a) which are related in whole or in part, directly or indirectly, to DIANON's product line, research and development, or field of technological or industrial specialization, or (b) in the course of utilization by DIANON of Employee's services in a technical or professional capacity in the areas of research, development, marketing, management, engineering or manufacturing, or (c) pursuant to any project of which Employee is or was a participant or member that is or was either financed or directed by DIANON, or
(d) at DIANON's expense, in whole or in part.

         4. Employee agrees to disclose promptly to DIANON's President or his designee, all ideas, discoveries, and improvements conceived by Employee alone or in collaboration with others, and to cooperate fully with DIANON, both during and after employment, with respect to the procurement of patents for the establishment and maintenance of DIANON's or its designee's rights and interests in said invention, improvement, discoveries or developments, and to sign all papers which DIANON may deem necessary or desirable for the purpose of vesting DIANON or its designees with such rights, the expenses thereof to be paid by DIANON.

         5. The Employee shall, while employed by DIANON, devote his/her best efforts and his/her full time to the business of DIANON.

         6. In the event of a breach or threatened breach of the provisions in this Agreement, DIANON shall be entitled to an injunction restraining such breach, it being recognized that any injury arising from a breach would be irreparable and could have no adequate remedy at law; but nothing herein shall be construed as prohibiting DIANON from pursuing any other remedy available for such breach or threatened breach. In the event that Employee breaches or threatens a breach of this Agreement, DIANON shall be entitled to have its reasonable legal fees and costs paid by the Employee for any legal services relating to the breach or threatened breach.

         7. This Agreement is not intended, and should not be construed in any way, as a contract of employment for a definite period of time or to limit or restrain DIANON's or the Employee's right to terminate the employment relationship at any time.

         8. In the event any provision or paragraph of this Agreement is declared to be invalid or unenfoceable, then the balance of this Agreement shall remain in full force and effect.

         9. This Agreement shall be construed and enforced in accordance with the laws of the State of Connecticut.

         10. The foregoing contains the entire Agreement between the parties pertaining to confidential DIANON documents and information. No modification thereof shall be binding upon the parties unless the same is in a writing signed by the respective parties. This Agreement and all of the terms and conditions contained herein shall remain in full force during the period of employment notwithstanding any changes in compensation.

         11. Employee represents and warrants that he/she has no other agreements or commitments that would hinder or prevent performance of his/her job responsibilities with DIANON. Unless authorized to do so, Employee agrees not to disclose to DIANON or use in his/her employment with DIANON any invention or confidential information belonging to any former employer or to any other person other than DIANON.

         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth below.

Employee:                                 DIANON SYSTEMS, INC.


     /s/Steven Clayton                    By:       /s/David R. Schreiber
------------------------                     ---------------------------------
Steven Clayton                                  David R. Schreiber

Dated:      12/11/96
      ------------------------